DATED                                                            April 1, 2001
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(1)      FAIRCHILD SWITZERLAND, INC.

(2)      JEFFREY J. STEINER










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                              RESTATED AND AMENDED

                               SERVICE AGREEMENT
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


PARTIES
-------
1. FAIRCHILD SWITZERLAND, INC, whose registered office is in Bern Switzerland ("the Company"); and

2. JEFFREY J. STEINER of Chalet Uhu, 3780 Gstaad, Switzerland ("the Executive").

All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Service Agreement referred to below.

WITNESSETH
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WHEREAS, Banner Investments (U.K.) PLC and the Executive have entered into that certain Service Agreement dated as of April 6, 1990 (the "Service Agreement") and a First Amendment to Service Agreement, dated November 18, 1992, pursuant to which certain rights and obligations of the Company and Executive are set forth;

WHEREAS, the Company and Executive want to confirm that the Company has assumed, as of April 1, 2001, all rights and obligations of Banner Investments (U.K.) PLC. under the Service Agreement, as amended and as further amended herein;

NOW THEREFORE, in consideration of the premises and mutual agreement herein contained, the Company and the Executive hereby restate and amend the Service Agreement as follows:

1.       EMPLOYMENT
         ----------
1.1 The Company has assumed, as of April 1, 2001, the obligations of Banner Investments (U.K.) PLC under a 1990 Service Agreement, as amended on November 18, 1992, with the Executive.

1.2 The Company shall continue to employ the Executive as Branch Manager of the Swiss branch of the Company until this Agreement is terminated by either party, giving the other not less than 12 months' notice in writing.

2.       DUTIES
         ------
The Executive shall:-

         (a) Devote such of his time, skill, and attention as the Company may reasonably require to the business of the Company and use his best endeavors to promote its interests. The Company recognizes that this is not a full-time appointment and that the Executive will have other responsibilities to other companies.

         (b) Perform the duties appropriate to his employment and expressly or impliedly given to him by the Board of Directors of the Company ("the Board") on such terms as it may impose, and comply with its instructions.

         (c)      Perform his duties in Switzerland as the Board may stipulate.

3.       REMUNERATION
         ------------
3.1 The Company shall pay the executive a salary at the rate of the greater of U.S. $400,000 or 680,000 Swiss francs per yer, but not more than U.S. $400,000, commencing from April 1, 2001 (or at such higher rate as the Company shall from time to time decide) by equal monthly installments, paid monthly in arrears, net of income tax, national insurance contributions, other statutory deductions, and any agreed deductions.

3.2 In addition to his salary, the Executive may be paid a bonus of such an amount as the Board shall from time to time decide.

4.       INCAPACITY
         ----------
4.1 If the Executive is absent from his employment as a result of physical ill health or injury or (subject to sub-paragraph 9.1(d)) as a result of mental ill health, then he shall (upon producing to the Board such evidence as it may require) be entitled to his salary as follows:-

         (a) during the first 26 weeks of absence in any period of 52 consecutive weeks, to his normal rate of salary;

         (b)      during the next 26 weeks, to half his normal rate of salary;
          and

         (c) thereafter to such payment as the Board may decide to allow him.

4.2 Payment by the Company of these monies shall satisfy any liability it may have to pay statutory sick pay.

5.       EXPENSE
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The Company shall repay the Executive's reasonable out-of-pocket expenses incurred by him on the Company's business, and the Executive shall provide such receipts or other information as the Board may require.

6.       PENSION ARRANGEMENTS
         --------------------
6.1 The Company shall make such provision for the Executive's pension as the parties may agree in writing.

6.2      The Company does not operate a pension scheme.

7.       HOLIDAY
         -------
The Executive may absent himself from his duties as from time to time agreed by the Board.

8.       DISCIPLINARY AND GRIEVANCE PROCEDURES AND SUSPENSION
         ----------------------------------------------------
8.1 There is no formal disciplinary procedure, but the Executive is expected at all times to behave in a manner befitting his position.

8.2 Any grievance relating to his employment should be raised orally with the Board whose decision shall be final.

9.       TERMINATION OF EMPLOYMENT
         -------------------------
The Company may terminate the Executive's employment by written notice with immediate effect if:-

         (a) The Executive is (in the Board's opinion) guilty of conduct which tends to bring himself, his office, or the Company into disrepute; or

         (b) The Executive is disqualified from being the Branch manager of the Company based in Switzerland; or

         (c) The Executive has a bankruptcy order made against him or, if an interim order is made in connection with a proposal to creditors, for a voluntary arrangement by the Executive; or

         (d) The Executive becomes, in the reasonable opinion of the Board, incapable of performing his duties by reason of a mental disorder.

10.      MISCELLANEOUS
         -------------
10.1     Law.  This  Agreement  is  governed  by the laws of  Switzerland,  and
         ----
the parties irrevocably submit to the non-exclusive jurisdiction of the Courts in Switzerland.

10.2     Construction.  The construction of this Agreement is not to be affected
         ------------
 by any heading.


10.3     Variation.  Any  variation to this  Agreement  shall only be binding if
         ---------
 it is recorded in a document signed by an authorized representative of the Company and the Executive.

10.4     Notices.  Notices may be given to the Company by being handed to a
         -------
director and to the Company or the Executive by sending to the party's address set out above. Each party's address shall be as set out above unless notified in writing to the other party. Any notice posted shall be deemed to have been received 48 hours after posting, and any notice given in any other manner shall be deemed to have been received at the time when, in the ordinary course, it would have been received.

10.5     Deemed Amendment.  Each reference in the Service Agreement to "the
         ----------------
Agreement," "hereunder," "hereof," "herein," or words of like effect shall mean and be a reference to the Service Agreement as restated and amended hereby, and each reference to the Service Agreement in any other document, instrument or agreement shall mean and be a reference to the Service Agreement as restated and amended hereby.

10.6     Binding Effect.  Except as  specifically  amended,  the Restated and
         --------------
Amended Service Agreement shall remain in full force and effect and is hereby ratified and confirmed.

10.7     Counterparts.  This Amendment may be executed in any number of
         ------------
counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this to be executed on the date first written above.

                                              FAIRCHILD SWITZERLAND, INC.
Witness:

___/s/ John L. Flynn________________  By:_______/s/ Donald E. Miller____________
                                                                        Director


Witness:

_____/s/____________________________  _______/s/ Jeffrey J. Steinr______________
                                                              Jeffrey J. Steiner